Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

THIS ANNOUNCEMENT IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”) AND ACCORDINGLY THERE CAN BE NO CERTAINTY THAT ANY TRANSACTION WILL PROCEED

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

4 April 2024

Further statement regarding possible offer for DS Smith plc

International Paper Company (“International Paper”) is pleased to provide an update on its possible offer for DS Smith plc (“DS Smith”), pursuant to which International Paper would acquire the entire issued and to be issued share capital of DS Smith (the “Combination”).

International Paper confirms that significant progress has been made in reciprocal due diligence as facilitated by the DS Smith Board and Management, and that it is now in a position to provide shareholders with more detail on the type and quantum of synergies it believes would arise from the Combination.

Corrugated packaging solutions is a core component of DS Smith’s business. Due diligence has confirmed International Paper’s belief that the Combination will significantly strengthen the combined packaging business and customer offerings – with packaging representing 84% of International Paper’s current sales, approximately $1.5 billion (£1.3 billion1) of which is driven from European sales.

Commenting on the Combination, Mark Sutton, Chairman and CEO of International Paper, said: “Bringing International Paper together with DS Smith is a logical next step in International Paper’s strategy to create value by strengthening our packaging businesses in North America and Europe. By combining the strengths of both companies, we believe we can enhance our offering of sustainable packaging solutions for customers in attractive and growing markets.”

Also commenting, the CEO-Elect of International Paper, Andy Silvernail, said: “Upon being selected as the next CEO, International Paper engaged me in an advisory role that allowed me to have discussions with Mark and the Board regarding this strategic proposal. I am fully aligned with their views and supportive of the opportunity,” Silvernail added, “I believe the combination of International Paper and DS Smith would create a winning position in renewable packaging and would be a strong catalyst to drive profitable growth and create value. I am highly committed to delivering the expected synergies associated with this opportunity as well as the other profit improvement initiatives in place throughout the Combined Group.”

The International Paper Board continues to consider M&A in a disciplined manner and believes an acquisition of DS Smith is aligned with International Paper’s strategy to enhance its corrugated packaging business in Europe and would create significant value for both DS Smith and International Paper shareholders.

Expected Synergies

International Paper expects that the Combination will generate significant synergies and drive compelling value creation for DS Smith and International Paper shareholders. The delivery of the synergies will be supported by International Paper’s significant expertise in acquiring and integrating businesses. In addition, International Paper’s confidence in delivering a successful integration is underpinned by DS Smith’s own expertise in acquiring businesses and integrating them.

International Paper’s Directors, along with its outside adviser, Merrill Lynch International (“BofA Securities”), have reviewed and analysed the potential synergies of the Combination. The potential synergies have subsequently been independently validated and sensitised as part of a Quantified Financial Benefits Statement under Rule 28.1(a) of the Code. Taking into account the factors they can influence, the Directors believe that the combined International Paper and DS Smith group (the “Combined Group”) can deliver at least $514 million (£407 million1) of pre-tax cash synergies on an annual run-rate basis by the end of the fourth year following completion of the Combination (“Completion”). These synergies are expected to be derived from the following key areas:

•	92%, or $474 million (£376 million1) of cost synergies across the following sources:

•	47%, or $241 million (£191 million1) from operational synergies across the combined network of mills, box plants and global supply chain, including:

•	Integration benefit of balancing containerboard supply positions (approximately 500k to 600k tons);

•	Freight optimization benefits; and

•	Operational efficiencies across mill and box network from product and system optimization, and sharing technology expertise.

•	23%, or $117 million (£93 million1) from overhead synergies by reducing duplicative corporate and business overhead expenses; and

•	23%, or $116 million (£92 million1) from operational procurement synergies from increased scale of the Combined Group.

•	5%, or $26 million (£21 million1) from capex procurement synergies, by leveraging increased scale of the Combined Group; and

•	3%, or $14 million (£11 million1) of revenue synergies.

These synergies are expected to arise as a direct result of the Combination and could not be achieved independently of the Combination.

International Paper anticipates that the total costs to achieve the synergies outlined above would be approximately $370 million (£293 million1). International Paper expects that approximately 33% of the synergies outlined above would be achieved by the end of the first year following Completion, with approximately 66% and 95% achieved by the end of the second and third years following Completion, all on a run-rate basis, respectively.

Aside from the one-off costs referred to above, the International Paper Board does not expect any material dis-synergies to arise as a direct result of the Combination.

[1]	GBP:USD of 1:1.2619 as at 3 April 2024.

This statement constitutes a Quantified Financial Benefits Statement under Rule 28.1(a) of the Code. The Appendix to this announcement also includes reports from International Paper’s reporting accountant, Deloitte LLP (“Deloitte”), and its financial adviser, BofA Securities, in connection with the anticipated Quantified Financial Benefits Statement, as required pursuant to Rule 28.1(a) of the Code, and provides underlying information and bases for the reporting accountant’s and adviser’s respective reports. BofA Securities as financial adviser to International Paper, has provided its report for the purposes of the Code stating that, in its opinion and subject to the terms of the reports, the Quantified Financial Benefits Statement, for which the International Paper Directors are responsible, has been prepared with due care and consideration. Each of Deloitte and BofA Securities has given and not withdrawn its consent to the publication of its respective report in this announcement in the form and context in which it is included.

The International Paper Board believes these synergies will contribute to significant value creation for both DS Smith and International Paper shareholders. The Combination is expected to increase International Paper’s margins through synergies and to be immediately earnings per share (EPS) accretive. Return on invested capital (ROIC) from the Combination is expected to exceed International Paper’s weighted average cost of capital (WACC) by the end of the third year following Completion.

Plans for DS Smith’s Operations & Headquarters

As part of the Combination, International Paper envisages that DS Smith’s North American manufacturing locations and International Paper’s European manufacturing locations would continue their respective operations. Though it is intended that the Combined Group would be headquartered and domiciled in Memphis, Tennessee, USA, at International Paper’s existing headquarters, International Paper intends to maintain key elements of DS Smith’s headquarters functions and is proposing to establish a European headquarters in London, United Kingdom, at DS Smith’s existing headquarters (subject to any required information and consultation with any impacted employees and/or their representatives in accordance with applicable law).

Plans for Secondary Listing

As part of the Combination, any new International Paper shares issued to DS Smith shareholders will be authorised for primary listing on the New York Stock Exchange subject to official notice of issuance and International Paper intends to seek a secondary listing of its shares on the London Stock Exchange.

In accordance with Rule 2.6(a) of the U.K. Takeover Code, International Paper is required, by not later than 5.00 p.m. (London time) on 23 April 2024, to either announce a firm intention to make an offer for DS Smith in accordance with Rule 2.7 of the Code or announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline can be extended with the consent of the Takeover Panel in accordance with Rule 2.6(c) of the Code.

In accordance with Rule 2.5(a) of the U.K. Takeover Code, International Paper reserves the right to make an offer for DS Smith on less favourable terms than those set out in this announcement: (i) with the agreement or recommendation of the DS Smith Board; or (ii) if a third party announces (after the date of this announcement) a firm intention to make an offer or a possible offer for DS Smith which, at that date, is of a value less than the value implied by the Exchange Ratio. International Paper reserves the right to introduce other forms of consideration and/or vary the mix or composition of consideration of any offer.

This announcement has been made by International Paper without the prior agreement or approval of DS Smith.

This announcement is not an announcement of a firm intention to make an offer under Rule 2.7 of the Code and accordingly there can be no certainty that any transaction will proceed.

A further announcement will be made if and when appropriate. Capitalised terms used in this announcement shall, unless otherwise defined, have the same meanings as set out in the announcement by International Paper dated 26 March 2024 of a possible offer by it for DS Smith.

Enquiries:

International Paper Company	+1 901 419 1731
Mark Nellessen

FGS Global	IP@fgsglobal.com
Robin Weinberg/Danya Al-Qattan	+1 212 687 8080
James Murgatroyd/Gordon Simpson/Edward Treadwell	+44 20 7251 3801

BofA Securities (Sole Financial Adviser to International Paper)	+44 20 7628 1000
Luca Ferrari
Geoff Iles
Antonia Rowan
Tom Brown

Important Notices

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position disclosure or a dealing disclosure.

Rule 26.1 disclosure

In accordance with Rule 26.1 of the Code, a copy of this announcement will be available at www.internationalpaper.com by no later than 12 noon (London time) on the next business day following the date of this announcement.

The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

Other

Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal adviser to International Paper.

Merrill Lynch International (“BofA Securities”), which is authorised by the Prudential Regulation Authority (“PRA”) and regulated by the Financial Conduct Authority and the PRA in the United Kingdom, is acting exclusively for International Paper and for no one else and will not be responsible to anyone other than International Paper for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this announcement. Neither BofA Securities, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of BofA Securities in connection with this announcement, any statement contained herein or otherwise.

This announcement and the information within it is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this announcement or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this announcement is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

This announcement has been prepared in accordance with English law and information disclosed may not be the same as that which would have been prepared in accordance with the laws of jurisdictions outside England.

The distribution of this announcement in jurisdictions other than the United Kingdom may be affected by the laws of relevant jurisdictions. Therefore, any persons who are subject to the laws of any jurisdiction other than the United Kingdom or shareholders of International Paper or DS Smith who are not resident in the United Kingdom will need to inform themselves about, and observe, any applicable requirements. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

Forward Looking Statements

This announcement contains certain forward-looking statements with respect to the financial condition, results of operations and business of International Paper, DS Smith and certain plans and objectives of International Paper, DS Smith and the Combined Group.

These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. These statements are based on assumptions and assessments made by International Paper in light of its experience and their perception of historical trends, current conditions, future developments and other factors it believes appropriate, and therefore are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied by those forward-looking statements.

Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “will”, “continue”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, economic performance, synergies, financial conditions, market growth, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of the operations of the International Paper or DS Smith; and (iii) the effects of government regulation on the business of International Paper or DS Smith. There are many factors which could cause actual results to differ materially from those expressed or implied in forward looking statements. Among such factors are changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. All subsequent oral or written forward-looking statements attributable to International Paper or any persons acting on its behalf are expressly qualified in their entirety by the cautionary statement above. International Paper does not undertake any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

The Annual Report on Form 10-K of International Paper for the year ended 31 December 2023 contains additional information regarding forward-looking statements and risk factors with respect to International Paper.

Quantified Financial Benefits Statement

Statements of estimated synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the synergies referred to in the Quantified Financial Benefits Statement may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this announcement generally, should be construed as a profit forecast or interpreted to mean that the Combined Group’s earnings per share in the first full year following Completion, or in any subsequent period, would necessarily match or be greater than or be less than those of International Paper or DS Smith for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this announcement is the responsibility of International Paper and the International Paper Directors.

APPENDIX

PART A

Quantified Financial Benefits Statement

International Paper has made the following quantified financial benefits statement in paragraph 7 of the announcement (the “Quantified Financial Benefits Statement”):

“International Paper expects that the Combination will generate significant synergies and drive compelling value creation for DS Smith and International Paper shareholders. The delivery of the synergies will be supported by International Paper’s significant expertise in acquiring and integrating businesses. In addition, International Paper’s confidence in delivering a successful integration is underpinned by DS Smith’s own expertise in acquiring businesses and integrating them.

International Paper’s Directors, along with its outside adviser, Merrill Lynch International (“BofA Securities”), have reviewed and analysed the potential synergies of the Combination. The potential synergies have subsequently been independently validated and sensitised as part of a Quantified Financial Benefits Statement under Rule 28.1(a) of the Code. Taking into account the factors they can influence, the Directors believe that the combined International Paper and DS Smith group (the “Combined Group”) can deliver at least $514 million (£407 million1) of pre-tax cash synergies on an annual run-rate basis by the end of the fourth year following completion of the Combination (“Completion”). These synergies are expected to be derived from the following key areas:

•	92%, or $474 million (£376 million1) of cost synergies across the following sources:

•	47%, or $241 million (£191 million1) from operational synergies across the combined network of mills, box plants and global supply chain, including:

•	Integration benefit of balancing containerboard supply positions (approximately 500k to 600k tons);

•	Freight optimization benefits; and

•	Operational efficiencies across mill and box network from product and system optimization, and sharing technology expertise.

•	23%, or $117 million (£93 million1) from overhead synergies by reducing duplicative corporate and business overhead expenses; and

•	23%, or $116 million (£92 million1) from operational procurement synergies from increased scale of the Combined Group.

•	5%, or $26 million (£21 million1) from capex procurement synergies, by leveraging increased scale of the Combined Group; and

•	3%, or $14 million (£11 million1) of revenue synergies.

These synergies are expected to arise as a direct result of the Combination and could not be achieved independently of the Combination.

International Paper anticipates that the total costs to achieve the synergies outlined above would be approximately $370 million (£293 million1). International Paper expects that approximately 33% of the synergies outlined above would be achieved by the end of the first year following Completion, with approximately 66% and 95% achieved by the end of the second and third years following Completion, all on a run-rate basis, respectively.

Aside from the one-off costs referred to above, the International Paper Board does not expect any material dis-synergies to arise as a direct result of the Combination.”

The International Paper Board believes that the Combined Group should be able to achieve the synergies set out in the Quantified Financial Benefits Statement.

Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.

Reports

As required by Rule 28.1(a) of the City Code on Takeovers and Mergers (the “Code”), Deloitte, LLP (“Deloitte”), as reporting accountants to International Paper, has provided a report stating that, in their opinion, the Quantified Financial Benefits Statement has been properly compiled on the basis stated. In addition, BofA Securities, as financial adviser to International Paper, has provided its report stating that, in its view, the Quantified Financial Benefits Statement has been prepared with due care and consideration.

Copies of these reports are included in this Appendix. Each of Deloitte and BofA Securities has given and not withdrawn its consent to the publication of its report in this announcement in the form and context in which it is included.

Bases of calculation of the Quantified Financial Benefits Statement

In preparing the Quantified Financial Benefits Statement, International Paper has relied on a combination of publicly available information and information obtained through reciprocal due diligence. In such circumstances, International Paper management has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have, in turn, been informed by the International Paper management’s industry experience and knowledge of the existing businesses, without consultation with DS Smith on the detailed quantification of the synergies.

The cost bases used as the basis for the Quantified Financial Benefits Statement are a blend of International Paper’s FY23 financial results and DS Smith’s FY23 financial results. The total addressable cost base used as the basis for the quantified exercise is $24.9 billion (£19.8 billion1).

For the potential synergies arising from the combination of group functions, organisation information was reviewed. The assessment and quantification of such potential synergies have in turn been informed by International Paper management’s industry experience as well as their experience of executing and integrating past acquisitions.

Cost synergy assumptions were based on a detailed, bottom-up evaluation of the benefits available from elimination of duplicate activities, the benefits of combined scale economics and operational efficiencies arising from consolidation. In determining the estimate of cost synergies achievable through the combination of International Paper and DS Smith, no synergies relating to operations have been included where no overlap exists.

Where appropriate, assumptions were used to estimate the costs of implementing the new structures, systems and processes required to realise the synergies.

In general, the synergy assumptions have in turn been risk-adjusted, exercising a degree of prudence in the calculation of the estimated synergy benefit set out above.

In arriving at the estimate of synergies set out in the Quantified Financial Benefits Statement, the International Paper Directors have made the following assumptions, which are outside the influence of International Paper:

•

there will be no material impact on the underlying operations of either the International Paper or DS Smith as a result of the proposed transaction or their ability to continue to conduct their businesses;

•	there will be no material divestments made by DS Smith save as previously announced by DS Smith as at the date of this announcement;

•

there will be no material change to macroeconomic, political, inflationary, regulatory or legal conditions in the markets or regions in which International Paper and DS Smith operate that will materially impact on the implementation of the synergy plans or costs to achieve the proposed cost synergies;

•	there will be no material change in current foreign exchange rates or interest rates;

•	there will be no material change in accounting standards; and

•	there will be no change in tax legislation or tax rates or other legislation in the United Kingdom or United States that could materially impact the ability to achieve any benefits.

In addition, the International Paper Directors have made an assumption within the influence of International Paper that there will be no material divestments made by International Paper save as previously announced by International Paper as at the date of this announcement.

In addition, the International Paper Directors have assumed that the cost synergies are substantively within International Paper’s control, albeit that certain elements are dependent in part on negotiations with third parties.

Important Notes

1.

The statements of estimated pre-tax cash synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the pre-tax cash synergies referred to may not be achieved, or those achieved could be materially different from those estimated.

2.

No statement in the Quantified Financial Benefits Statement, or this announcement generally, should be construed as a profit forecast or interpreted to mean that International Paper’s earnings per share in the full first full year following completion of the Combination, or in any subsequent period, would necessarily match or be greater than or be less than those of International Paper and/or DS Smith for the relevant preceding financial period or any other period.

3.

Due to the size of the combination and potential scale of the Combined Group, there may be additional changes to the Combined Group’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost synergies may be materially greater or less than those estimated.

4.	In arriving at the estimate of synergies set out in this announcement, the International Paper Board has assumed that there will be no significant impact on the business of the Combined Group.

APPENDIX

PART B

Accountant’s Report on Quantified Financial Benefits Statement

The Board of Directors

on behalf of International Paper Company

6400 Poplar Ave

Memphis, TN

38197

United States of America

The Directors

Merrill Lynch International

2 King Edward Street

London

EC1A 1HQ

4th April 2024

Dear Sirs/Mesdames,

POSSIBLE OFFERR FOR DS Smith PLC (the “Target”) BY INTERNATIONAL PAPER (the “Offeror”)

We report on the statement made by the directors of the Offeror (the “Directors”) of estimated synergy benefits set out in Part A of the Appendix to the Rule 2.4 announcement dated 4 April 2024 (the “Announcement”) issued by the Offeror (the “Quantified Financial Benefits Statement” or the “Statement”).

Opinion

In our opinion, the Quantified Financial Benefits Statement has been properly compiled on the basis stated.

The Statement has been made in the context of the disclosures within Part A setting out, inter alia, the basis of the Directors’ belief (identifying the principal assumptions and sources of information) supporting the Statement and their analysis, explanation and quantification of the constituent elements.

Responsibilities

It is the responsibility of the Directors to prepare the Statement in accordance with Rule 28 of the City Code on Takeovers and Mergers (the “Takeover Code”).

It is our responsibility to form our opinion, as required by Rule 28.1(a) of the Takeover Code, as to whether the Statement has been properly compiled on the basis stated and to report that opinion to you.

This report is given solely for the purposes of complying with Rule 28.1(a)(i) of the Takeover Code and for no other purpose.

Therefore, to the fullest extent permitted by law we do not assume any other responsibility to any person for any loss suffered by any such person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 23.2 of the Takeover Code, consenting to its inclusion in the Announcement.

Basis of preparation of the Statement

The Statement has been prepared on the basis set out in Part A of the Appendix to the Announcement.

Basis of opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Financial Reporting Council in the United Kingdom (“FRC”).

We are independent of the Offeror in accordance with the FRC’s Ethical Standard as applied to Investment Circular Reporting Engagements, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

We have discussed the Statement, together with the underlying plans (relevant bases of belief/including sources of information and assumptions), with the Directors and Merrill Lynch International. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Statement has been properly compiled on the basis stated.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in jurisdictions outside the United Kingdom, including the United States of America, and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices. We have not consented to the inclusion of this report and our opinion in any registration statement filed with the SEC under the U.S. Securities Act of 1933 (either directly or by incorporation by reference) or in any offering document enabling an offering of securities in the United States (whether under Rule 144A or otherwise). We therefore accept no responsibility to, and deny any liability to, any person using this report and opinion in connection with any offering of securities inside the United States of America or who makes a claim on the basis they had acted in reliance on the protections afforded by United States of America law and regulation.

We do not express any opinion as to the achievability of the benefits identified by the Directors in the Statement.

Since the Statement and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we express no opinion as to whether the actual benefits achieved will correspond to those anticipated in the Statement and the differences may be material.

Yours faithfully

Deloitte LLP

Deloitte LLP is a limited liability partnership registered in England and Wales with registered number OC303675 and its registered office at 1 New Street Square, London EC4A 3HQ, United Kingdom. Deloitte LLP is the United Kingdom affiliate of Deloitte NSE LLP, a member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”). DTTL and each of its member firms are legally separate and independent entities. DTTL and Deloitte NSE LLP do not provide services to clients.

APPENDIX

PART C

Report from BofA Securities on the Quantified Financial Benefits Statement

The Board of Directors

on behalf of International Paper Company

6400 Poplar Ave

Memphis, TN

38197

United States of America

4 April 2024

Dear Sirs,

Possible offer for DS Smith plc (“DS Smith”) by International Paper Company (“International Paper”)

We refer to the Quantified Financial Benefits Statement, the bases of belief thereof and the notes thereto (together, the “Statement”) as set out in the possible offer announcement by International Paper dated 4 April 2024 (the “Announcement”), for which the Board of International Paper (the “Directors”) are solely responsible under Rule 28 of the City Code on Takeovers and Mergers (the “Code”).

We have discussed the Statement (including the assumptions and sources of information referred to therein), with the Directors and those officers and employees of International Paper who developed the underlying plans, as well as with Deloitte LLP (“Deloitte”). The Statement is subject to uncertainty as described in this Announcement and our work did not involve an independent examination of any of the financial or other information underlying the Statement.

We have relied upon the accuracy and completeness of all the financial and other information provided to us by, or on behalf of, International Paper, or otherwise discussed with or reviewed by us, and we have assumed such accuracy and completeness for the purposes of providing this letter.

We do not express any opinion as to the achievability of the quantified financial benefits identified by the Directors.

We have also reviewed the work carried out by Deloitte and have discussed with them the opinion set out in this Announcement addressed to yourselves and ourselves on this matter.

This letter is provided to you solely in connection with Rule 28.1(a)(ii) of the Code and for no other purpose. We accept no responsibility to International Paper or its shareholders or any person other than the Directors in respect of the contents of this letter. We are acting as financial adviser to International Paper and no one else in connection with the proposed transaction and it was for the purpose of complying with Rule 28.1(a)(ii) of the Code that International Paper requested us to prepare this report on the Statement. No person other than the Directors can rely on the contents of this letter, and to the fullest extent permitted by law, we exclude all liability (whether in contract, tort or otherwise) to any other person, in respect of this letter, its results, or the work undertaken in connection with this letter, or any of the results that can be derived from this letter or any written or oral information provided in connection with this letter, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.

On the basis of the foregoing, we consider that the Statement, for which you as the Directors are solely responsible, has been prepared with due care and consideration.

Yours faithfully,

Merrill Lynch International (“BofA Securities”)